SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NightHawk Radiology Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	87-0722777
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

250 Northwest Boulevard, Suite 202

Coeur d’Alene, Idaho 83814

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: 333-128820

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered

NightHawk Radiology Holdings, Inc. (the “Registrant”) incorporates by reference the description of its securities to be registered hereunder contained under the heading “Description of Capital Stock” as set forth in the Registrant’s Registration Statement on Form S-1, as filed with the Commission on October 5, 2005, as amended (File Number 333-128820), and including any subsequent amendments thereto, including the Registrant’s prospectus to be filed pursuant to Rule 424(b) under the Securities Act which is hereby deemed to be incorporated by reference in response to this item.

Item 2.	Exhibits

The following exhibits are filed as a part of this registration statement:

3.1*	Form of Amended and Restated Certificate of Incorporation of the Registrant to be in effect after the completion of the Registrant’s initial public offering of shares of its common stock pursuant to the Registration Statement on Form S-1.

3.2*	Form of Amended and Restated Bylaws of the Registrant to be in effect upon consummation of the Registrant’s initial public offering of shares of its common stock pursuant to the Registration Statement on Form S-1.

4.1*	Form of specimen certificate for the Registrant’s common stock.

4.2*	Registration Agreement dated March 31, 2004.

*	Incorporated by reference to exhibits of the same number on the Registrant’s Registration Statement on Form S-1 (File No. 333-128820).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 6, 2006	NIGHTHAWK RADIOLOGY HOLDINGS, INC.

	By:	/s/ PAUL E. CARTEE
Paul E. Cartee Vice President & General Counsel